Exhibit 99.1


                        AGREEMENT REGARDING JOINT FILING
                      OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases and sales by the undersigned of securities of any issuer, until such time as the undersigned file with the SEC a statement terminating this Agreement Regarding Joint Filing of Statement on Schedule 13D or 13G. For that purpose, the undersigned hereby constitute and appoint River Road Asset Management, LLC, a Delaware limited liability company, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases and sales, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present, until such time as the undersigned file with the SEC a statement terminating this Agreement Regarding Joint Filing of Statement on Schedule 13D or 13G.

Dated: March 2, 2011

                        RIVER ROAD ASSET MANAGEMENT, LLC

                        By: /s/ Thomas D. Mueller
                            ---------------------
                        By: Thomas D. Mueller
                        Title: Chief Operations Officer and
                               Chief Compliance Officer

                        AVIVA INVESTORS NORTH AMERICA HOLDINGS, INC.

                            /s/  Charles G. Preseau
                            -----------------------
                            By: Charles G. Preseau

                        AVIVA INVESTORS HOLDINGS LTD

                            /s/ SG Boylan
                            --------------
                            By: SG Boylan

                        AVIVA GROUP HOLDINGS LIMITED

                            /s/ Michael Anscombe
                            ----------------------
                            By: Michael Anscombe

                        AVIVA PLC

                            /s/ Michael Anscombe
                            ---------------------
                            By: Michael Anscombe